                                                                     EXHIBIT (J)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Post-Effective Amendment No. 46 to the Registration Statement of Eaton Vance Income Fund of Boston (1933 Act File No. 02-42722) of our report dated November 6, 1998, which report is included in the Annual Report to Shareholders for the year ended September 30, 1998, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also  consent  to the  reference  to our Firm under the  heading  "Other
Service   Providers"  in  the  Statement  of  Additional   Information   of  the
Registration Statement.


                                  /s/ PricewaterhouseCoopers LLP
                                  ------------------------------
                                      PRICEWATERHOUSECOOPERS LLP


June 21, 1999
Boston, Massachusetts